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2022 Annual General Meeting Innovating to Transform the Lives of Patients and Their Families July 2022 Grace Epidiolex patient

Transforming Lives. Redefining Possibilities. Caution Concerning Forward-Looking Statements This presentation contains forward-looking statements and financial targets, including, but not limited to, statements related to: the Company’s growth prospects and future financial and operating results, including Vision 2025, the Company’s 2022 financial and operating guidance and the Company’s expectations related thereto; the Company’s expectation of sustainable growth and enhanced value as part of its Vision 2025; growing and diversifying the Company’s revenue, the potential of the Company’s pipeline, the Company’s anticipated investing in its pipeline of novel therapies, and delivering innovative therapies for patients; the Company’s expectation of delivering at least five additional novel product approvals by the end of the decade; the Company’s ability to realize the commercial potential of its products, including the blockbuster potential of Epidiolex; planned or anticipated clinical trial events, including with respect to initiations, enrollment and data read-outs, and the anticipated timing thereof; the Company’s clinical trials confirming clinical benefit or enabling regulatory submissions; planned or anticipated regulatory submissions and filings, including for nabiximols and Rylaze, and the anticipated timing thereof; potential regulatory approvals, including for Rylaze; and other statements that are not historical facts. These forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from the Company’s oxybate products, Zepzelca and other key marketed products; effectively launching and commercializing the Company’s other products and product candidates; obtaining and maintaining adequate coverage and reimbursement for the Company’s products; the time-consuming and uncertain regulatory approval process, including the risk that the Company’s current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all, including the risk that the Company’s sBLAs seeking approval for a revised dosing and administration label for Rylaze may not be approved by FDA in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by the Company as a result of the effects of the COVID-19 pandemic; the Company’s failure to realize the expected benefits of its acquisition of GW Pharmaceuticals as rapidly or to the extent anticipated by financial analysts or investors, including the failure to realize the blockbuster potential of Epidiolex and the risk that the legacy GW Pharmaceuticals business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to the Company’s business operations and financial results; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing the Company’s intellectual property rights and the Company’s commercial success being dependent upon the Company obtaining, maintaining and defending intellectual property protection for its products and product candidates; delays or problems in the supply or manufacture of the Company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; the Company’s ability to realize the anticipated benefits of its collaborations and license agreements with third parties; the sufficiency of the Company’s cash flows and capital resources to fund its debt service obligations, de-lever and meet its stated leverage targets; the Company’s ability to achieve expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the Company’s ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; the Company’s ability to meet its projected long-term goals and objectives, including as part of Vision 2025, in the time periods that the Company anticipates, or at all, and the inherent uncertainty and significant judgments and assumptions underlying the Company’s long-term goals and objectives; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals' Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by the Company. Other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. This presentation contains long-term and other financial targets of the Company relating to Vision 2025, including with respect to long-term total revenue and adjusted operating margin improvement targets, each of which are forward-looking statements. While these financial targets were prepared in good faith, no assurance can be made regarding future results or events. These financial targets are based on historical performance trends and management outlook that is dependent in principal part on successfully achieving deleveraging and diversification targets for 2022 that were set and communicated in 2021; management’s assumptions and estimates regarding Xywav adoption in narcolepsy and IH, the timing of launch of Xyrem authorized generic products (AG Products) and generic versions of sodium oxybate and the level of AG Product royalties to the Company, the safety and efficacy profiles of competitive product launch(es) in narcolepsy and IH, and estimates of the size of the eligible IH patient population for Xywav; estimates of the size of the eligible patient populations that may ultimately be served by Epidiolex/Epidyolex, new patient market share, duration of therapy, and the safety and efficacy profiles of therapies competing with Epidiolex/Epidyolex; patient market share, duration of therapy, and the safety and efficacy profiles of therapies competing with the Company’s oncology products; and the successful outcomes of ongoing and planned clinical trials. In addition, the Company’s long-term revenue target assumes revenue contribution from growth opportunities related to pipeline development and potential corporate development opportunities that may not be realized in a timely manner, or at all. The estimates and assumptions underlying these financial targets involve significant judgments with respect to, among other things, future economic, competitive, regulatory, market and financial conditions, as well as future clinical and regulatory outcomes and future business decisions and corporate development opportunities that may not be realized, and that are inherently subject to significant business, economic, competitive and regulatory risks and uncertainties, including, among other things, the risks and uncertainties described above and business and economic conditions affecting the biotechnology industry generally, all of which are difficult to predict and many of which are outside the control of the Company. There can be no assurance that the underlying assumptions and estimates will prove to be accurate or that these financial targets will be realized and the Company’s actual results may differ materially from those reflected in these financial targets. In addition, these financial targets are Company goals that should not be construed or relied upon as financial guidance and should not otherwise be relied upon as being necessarily indicative of future results, and investors are otherwise cautioned not to place undue reliance on these financial targets. In preparing this presentation, the Company has relied upon and assumed, without independent verification, the accuracy and completeness of industry and market information from public sources or provided to the Company by third parties, which information involves assumptions and limitations, and you are cautioned not to give undue weight to such information.

ALL = acute lymphoblastic leukemia, IH = idiopathic hypersomnia Casey Xywav IH Patient Leighton Rylaze ALL Trial Participant Our Purpose Who We Are is to innovate to transform the lives of patients and their families. We are focused on developing life-changing medicines for people with serious diseases – often with limited or no therapeutic options – so they can live their lives more fully. By transforming biopharmaceutical discoveries into novel medicines, we are working to give people around the world the opportunity to redefine what’s possible – to make the “small wins” big again.

Track Record of Strong Execution

STRONG COMMERCIAL FRANCHISES

5 key product launches
in 2020 - 2021

Leading neuroscience franchises

xywav™ Epidiolex® (cannabidiol)

Substantial revenue diversification

EXPANDED PIPELINE & CAPABILITIES

xywav™

Indication expansion for IH supported by **robust clinical data**

RYLAZE™

Phase 1 initiation to launch **~2.5 years**

ENHANCED CORPORATE DEVELOPMENT

GW pharmaceuticals Epidiolex® (cannabidiol)

Significant growth opportunity with **blockbuster** potential

ZEPZELCA™

Treatment of choice in 2L SCLC

STRATEGIC CAPITAL ALLOCATION UNDERPINS OUR PERFORMANCE

>$3 billion in revenue in 2021

Expect 60-65% of 2022 net product sales driven by newer products[1]

Continued focus on improving operating efficiency

1. Products launched or acquired since 2019.
2L = second-line, IH = idiopathic hypersomnia, SCLC = small cell lung cancer

4

Vision 2025: Deliver Sustainable Growth and Enhanced Value Vision 2025 represents Jazz estimates of future performance PIPELINE Pipeline potentially delivering multiple novel product approvals by end of the decade COMMERCIAL Substantial revenue target for 2025 OPERATIONAL EXCELLENCE Operational excellence aiming to drive adjusted operating margin improvement from 2021 to 2025 Corporate development progress anticipated to contribute to Vision 2025. Recent transactions sharpen strategic focus, optimize portfolio and augment pipeline designed to drive long-term growth and shareholder value.

Track Record of Revenue Growth CAGR = compound annual growth rate. Grace Epidiolex Patient GUIDED BY OUR PATIENT-CENTRIC APPROACH 2005 – 2021: YoY revenue growth for 16 consecutive years 2016 – 2021: 16% CAGR Revenue $ in millions $3,094

Consistently Enhancing our ESG Strategy UN SDGs = United Nations Sustainable Development Goals SASB = Sustainability Accounting Standards Board We are committed to advancing our ESG Strategy, building upon previous third-party materiality assessments and will seek to report against the upcoming International Sustainability Standards Board (ISSB) consolidated reporting metrics. Our Board, senior management, and CSSI (Corporate Sustainability and Social Impact) Team will focus on the Agriculture, Biotechnology and Pharmaceutical ESG standards that apply to our business and maintain our commitment to operating ethically, sustainably and in alignment with many of the U.N.’s Sustainable Development Goals (SDGs). Integrating our Approach to ESG Commitment to align with UN SDGs and ISSB reporting through the anticipated publication of our first corporate social responsibility (CSR) report in 2022 Nominating and Corporate Governance Committee oversees ESG strategy and policies Created a Global Corporate Sustainability and Social Impact Team in 2021 Performed ESG materiality assessment for GW business following the acquisition by Jazz Commitment to publish our inaugural CSR report in 2022, and align with the UN SDGs and ISSB standards

2022 Annual General Meeting Proposal 1 Election of Directors Auditor Appointment and Remuneration Proposal 2 Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders (see slides 9-11) Proposal 4 Proposal 3 “Say-on-Pay” Proposal 5 Meeting Adjournment Under Irish law, before a company can issue shares for cash to any new shareholders, the company must first offer those shares to existing shareholders unless shareholders grant the authority to opt-out of this pre-emption right We are asking our shareholders to grant the Board the pre-emption opt-out authority to issue shares for cash for up to 20% of our issued share capital, for a period of 18 months The limitations in amount and duration that make up the terms of Proposal 4 are responsive to shareholder feedback received as part of our extensive engagement on our pre-emption opt-out authority Proposal 4: takes into account our strategy for growth, including Vision 2025 imposes limits to the pre-emption opt-out authority both on its duration and the amount of shares that could be issued without shareholder pre-emptive rights will not increase our authorized share capital will not alter Jazz being subject to the Nasdaq shareholder approval requirements, including the Nasdaq requirement for shareholder approval for certain acquisitions or private placements when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance The Board of Directors Recommends a Vote “FOR” Proposal 4 Agenda and Overview of Proposal 4

How does the 2022 AGM Proposal compare with the 2021 AGM Proposal 2021 AGM Proposal Max Authorised but Unissued Share Capital 5 years 0 1 year 2 years 3 years 4 years 5 years 18 months 2022 AGM Proposal 20% Issued Share Capital 300 62 12 0 1 year 2 years 3 years 4 years 5 years Current Issued Share Capital Issued Share Capital (ISC) Length of Authority Length of Authority Total Authorised Shares (Issued and Unissued) Authorised but unissued Share Capital ~239M Period of Shareholder Consultation Authorized, but unissued share capital ~239M 5 years

Why our Shareholders should approve Proposal 4 1 3 2 Vital flexibility for how we intend to advance our business During our more than ten years as an Irish-incorporated company, we have demonstrated disciplined use of equity in furtherance of our strategy for growth Supports Vision 2025’s Delivery of Sustainable Growth and Enhanced Value 4 5 6 Appropriately balances sufficient flexibility to execute on our strategy for growth while providing meaningful protection to shareholders from excessive dilution Strategic capital allocation will continue to be an important driver of our growth, including achieving our stated deleveraging targets and facilitating our ability to continue corporate development Helps Jazz have closer alignment to its U.S.-listed peers